Exhibit 5.1

November 7, 2013 Pike Corporation 100 Pike Way Mount Airy, North Carolina 27030

Re:  Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Pike Corporation, a North Carolina corporation (the “Company”), in connection with its filing of a Post-Effective Amendment No.1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3 (File No. 333-182889) (the “Registration Statement”) on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale of up to $250,000,000 in aggregate offering price of the following securities from time to time pursuant to Rule 415 promulgated under the Securities Act:

(1)	shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

(2)	shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”);

(3)	the Company’s debt securities, which may be either senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

(4)	warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and

(5)	units composed of any combination of Common Stock, Preferred Stock, Debt Securities or Warrants (the “Units”).

The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are collectively referred to herein as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Securities by the Company.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein only as to the North Carolina Business Corporation Act (the “NCBCA”), and with respect to the opinions set forth in numbered paragraphs 3 and 4 below, the

Pike Corporation

November 7, 2013

law of the State of New York, each as currently in effect, and we express no opinion with respect to such laws as subsequently amended or to any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof or for any other reason.

Based on and subject to the foregoing, and assuming that (i) the Registration Statement and any required post-effective amendment thereto will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement or any such post-effective amendment; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) in the case of shares of Securities consisting of shares of Common Stock or Preferred Stock or which provide for the issuance of such shares upon conversion, exchange, redemption or exercise, at the time of the issuance thereof, there will be a sufficient number of shares of Common Stock or Preferred Stock authorized under the Company’s Amended and Restated Articles of Incorporation (the “Articles”) and not otherwise issued or reserved for issuance; and the purchase price for such shares payable to the Company or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise, will not be less than the par value of such shares; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (v) the Board of Directors, or any duly authorized committee thereof, shall not have rescinded or otherwise modified its authorization of any such issuance of Securities or the establishment of the terms of any series of such Securities or any related matters; (vi) the Company shall remain at all times a corporation incorporated under the laws of the State of North Carolina; and (vii) the additional qualifications and other matters set forth below, it is our opinion that:

1.          When (i) the terms of an issuance and sale of Common Stock have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, so as not to violate the Articles, the Company’s Amended and Restated Bylaws (the “Bylaws”) or any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (ii) certificates representing the shares of the Common Stock have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Common Stock will be legally issued, fully paid and non-assessable.

2.          Assuming the terms of such Preferred Stock have been duly established so as not to violate the Articles, the Bylaws or any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms of the Preferred Stock have been duly established in conformity with the Articles, as they may be amended from time to time hereafter, and the terms of the Preferred Stock and the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) Articles of Amendment of the Articles, fixing

Pike Corporation

November 7, 2013

and determining the terms of the Preferred Stock, has been duly filed with the Secretary of State of the State of North Carolina in accordance with the applicable provisions of the NCBCA and upon payment in full of any filing fees attendant thereto; and (iii) certificates representing the shares of the Preferred Stock have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the corresponding Articles of Amendment of the Articles, and any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Preferred Stock will be legally issued, fully paid and non-assessable.

3.          Assuming the terms of such Senior Debt Securities have been duly established in accordance with the senior indenture pursuant to which the Senior Debt Securities are to be issued, which is substantially in the form of the Senior Indenture filed as Exhibit 4.6 to the Post-Effective Amendment (together with any applicable supplement thereto, the “Senior Indenture”), and so as not to violate the Articles, the Bylaws or any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Senior Indenture and the Senior Debt Securities, and the issuance and sale of the Senior Debt Securities, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Senior Indenture has been duly executed and delivered by the Company and the trustee to be named in the prospectus supplement relating to the offering of the Senior Debt Securities (the “Senior Debt Trustee”) and constitutes the legally binding obligation of the Senior Debt Trustee; (iii) the Senior Debt Trustee is eligible under the Trust Indenture Act of 1939, as amended, to act in such capacity under the Senior Indenture and has been duly appointed and a Statement of Eligibility of Trustee on Form T-1 has been filed in compliance with the Securities Act and the rules and regulations promulgated thereunder; and (iv) the Senior Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Senior Indenture and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Senior Debt Securities will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.          Assuming the terms of such Subordinated Debt Securities have been duly established in accordance with the subordinated indenture pursuant to which the Subordinated Debt Securities are to be issued, which is substantially in the form of the Subordinated Indenture filed as Exhibit 4.7 to the Post-Effective Amendment (together with any applicable supplement thereto, the “Subordinated Indenture”), and so as not to violate the Articles, the Bylaws or any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Subordinated Indenture and the Subordinated Debt Securities, and the issuance and sale of the Subordinated Debt Securities, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Subordinated Indenture has been duly executed and delivered by the Company and the trustee to be named in the prospectus supplement relating to the offering of the Subordinated Debt Securities (the “Subordinated Debt Trustee”) and constitutes the legally binding obligation of the Subordinated Debt Trustee; (iii) the Subordinated Debt Trustee is eligible under the Trust Indenture Act of 1939, as amended, to act in such capacity under the Subordinated Indenture and

Pike Corporation

November 7, 2013

has been duly appointed and a Statement of Eligibility of Trustee on Form T-1 has been filed in compliance with the Securities Act and the rules and regulations promulgated thereunder; and (iv) the Subordinated Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Subordinated Indenture and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Subordinated Debt Securities will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.          Assuming the terms of such Warrants have been duly established in accordance with the applicable warrant agreement pursuant to which the Warrants are to be issued (the “Warrant Agreement”) so as not to violate the Articles, the Bylaws or any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Warrant Agreement relating to any Warrants and the terms of the Warrants, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Warrant Agreement relating to the Warrants has been duly executed and delivered by the Company and such warrant agent as shall have been appointed by the Company with respect thereto; and (iii) the Warrants or certificates representing the Warrants, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Warrant Agreement and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Warrants will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.          Assuming that (A) the combination of the Securities of which such Units consist has been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, (B) the terms of such Units have been duly established in accordance with the applicable agreement pursuant to which such Units are to be issued (the “Unit Agreement”) so as not to violate the Articles, the Bylaws or any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (C) any Warrants that form a part of such Units constitute binding obligations of the Company, enforceable against the Company in accordance with their respective terms, as contemplated in numbered paragraph 5 above, and (D) any debt obligations, including any U.S. Treasury Securities, of third parties that form a part of such Units have been duly authorized, executed, authenticated (if required), issued and delivered in accordance with their respective terms, when (i) the terms and the execution and delivery of the Unit Agreement relating to any Units and the terms of the Units, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Unit Agreement relating to the Units has been duly executed and delivered by the Company and such purchase unit agent as shall be appointed by the Company with respect thereto; and (iii) the Units or certificates representing the Units, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Unit Agreement and any other agreement or instrument binding upon the Company,

Pike Corporation

November 7, 2013

upon payment of the consideration fixed therefor in accordance with the applicable Unit Agreement and the applicable purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Units will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.         If any Securities are issuable (the “Issuable Securities”) upon settlement, exercise, conversion or exchange of any other Securities (the “Initial Securities”) pursuant to the terms thereof, when (i) the terms of the issuance of the Issuable Securities have been duly authorized and approved as provided in numbered paragraphs 1 through 6 above, as the case may be; and (ii) the Issuable Securities have been issued upon settlement, exercise, conversion or exchange, as the case may be, of Initial Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of the applicable Initial Securities, the Issuable Securities and any agreement or instrument binding upon the Company, and so as not to violate the Articles, the Bylaws or any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, upon such issuance, (X) to the extent the relevant Issuable Securities are Common Stock or Preferred Stock, such Issuable Securities will be legally issued, fully paid and non-assessable and (Y) to the extent the relevant Issuable Securities are Debt Securities, Warrants or Units, such Issuable Securities will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth above are subject to the following:

(A)       bankruptcy, insolvency, reorganization, receivership, moratorium and other laws (or related judicial doctrines) now or hereafter in effect affecting creditors’ rights and remedies generally;

(B)       the exercise of judicial discretion in accordance with general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies), whether such principles are considered in a proceeding in equity or at law; and

(C)       the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours truly,

/s/ Moore & Van Allen PLLC

MOORE & VAN ALLEN PLLC